Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES 3rd QUARTER 2015 FINANCIAL

AND OPERATIONAL RESULTS

DENVER, COLORADO, November 13, 2015 /Marketwire/ — Venoco, Inc. (“Venoco” or the “company”) today reported financial and operational results for the third quarter of 2015.  The company reported net loss of $203.3 million for the quarter, which included the recognition of an impairment of oil and gas properties of $191.8 million.  The impairment was primarily due to continued low commodity prices, which resulted in a reduction of the discounted present value of the company’s proved oil and natural gas reserves.  The company reported total revenues of $11.2 million, and also reported realized commodity derivative gains of $16.8 million.

The company experienced reduced income from operations for the first nine months of 2015 compared to the first nine months of 2014, due primarily to the sale of the West Montalvo field in October of 2014, decreased production as a result of suspension of production on Platform Holly at the South Ellwood field following the May 19th, 2015 rupture of the Plains All American Pipeline, L.P., the common carrier pipeline that transports oil from the field and commodity price declines.

Adjusted Earnings, which adjusts for unrealized derivative gains and losses, impairments of oil and gas properties and certain other items, were a loss of $17.0 million for the quarter, compared to a $5.3 million loss in the second quarter of 2015. Adjusted EBITDA was $9.5 million in the third quarter of 2015, compared to $27.0 million in the second quarter. Please see the end of this release for definitions of Adjusted Earnings and Adjusted EBITDA and a reconciliation of those measures to net income/loss.

Highlights include the following:

•                  Lease operating expenses were $13.0 million for the quarter, compared to $13.2 million during the second quarter of 2015 and $15.0 million during the

Venoco Third Quarter 2015 Results

third quarter of 2014, the last of which is pro forma for the West Montalvo sale.

•                  Initiated drilling efforts during the third quarter for two development infill wells at Platform Gail in the Sockeye Field, targeting the Monterey zone (M2).  Both wells were successfully drilled and completed in the third and fourth quarters respectively.

“We drilled these wells given the quality of our development inventory and economics particularly given the relatively low marginal operating costs they reflect on our platform,” said Mark DePuy, Venoco’s CEO. “Both wells exhibited good oil shows while drilling and excellent gross rates when initially placed on production.  The first well (E-4) came in at over 200 barrels of oil per day in late August, but has subsequently dropped to 60 barrels of oil per day. We suspect we’re experiencing a wellbore problem and our technical staff is developing a remedial plan,” Mr. DePuy continued.

“The second well (E-7) was placed on production in late October and is still cleaning up.  We expect to learn more about the wells’ productive capabilities in the coming months. Although the initial rates are not as robust as we would like, neither well has given us pause on the quality of our remaining inventory,” Mr. DePuy said.

Third Quarter 2015 Production

Production in the third quarter of 2015 was 2,849 BOE/d compared to 4,554 BOE/d in the second quarter of 2015 and 7,344 BOE/d in the third quarter of 2014.

“Year over year production has been significantly impacted by the West Montalvo sale and the continued shut down at Platform Holly.  However, production from our other assets — particularly at the Sockeye field — is above the original forecast for 2015,” commented Mr. DePuy.

The following table details the company’s daily production by region (BOE(1)/d):

	Quarter Ended			Nine Months Ended
Region	9/30/14	6/30/15	9/30/15	9/30/14	9/30/15
Southern California (Excl. W. Montalvo)	6,013	4,554	2,849	6,255	4,467
West Montalvo (2)	1,331	—	—	1,419	—
Total	7,344	4,554	2,849	7,674	4,467

(1) Barrel of oil equivalent (BOE) is calculated using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or natural gas liquids.

(2) Relates to production from the West Montalvo assets, which were sold in October, 2014.

Third Quarter 2015 Costs

Venoco’s third quarter 2015 lease operating expenses (LOE) were $49.45 per BOE compared to $31.75 per BOE in the second quarter of 2015 and $26.96 per BOE in the third quarter of 2014.  The increase in third quarter 2015 LOE per BOE compared to prior periods is primarily due to the continued suspension of production from Platform Holly.  On an absolute basis, our third quarter 2015 LOE was $13.0 million compared to $15.0 million during the third quarter 2014, pro forma for the West Montalvo sale.  The company also accelerated a number of projects at Platform Holly which were scheduled to be performed in 2016 in an effort to minimize downtime as much as possible when the pipeline returns to operation.  The acceleration of these projects offset some of the effect of the cost reduction measures enacted during third quarter 2015.

Venoco’s third quarter G&A costs, excluding one-time general and administrative costs and non-cash share-based compensation, were $22.17 per BOE compared to $18.05 per BOE in the second quarter of 2015 and $7.29 per BOE in the third quarter of 2014. When further adjusted to also exclude restructuring costs and production contributions from the West Montalvo field, third quarter 2015 G&A costs were $18.72 per BOE, compared to $14.24 per BOE in the second quarter of 2015, and $8.91 per BOE in the third quarter of 2014. The increase in third quarter 2015 G&A per BOE compared prior periods is primarily due to the continued suspension of production from Platform Holly.  On an absolute basis, G&A costs, excluding one-time general and administrative costs, non-cash share-based compensation, and costs relating to restructuring efforts, were down $3.4 million for the first nine months of 2015 compared to the same period in 2014, from $18.9 million in 2014 to $15.5 million in 2015.

The following table details the company’s operating costs on a per BOE basis (BOE/d):

Costs and Expenses

	Quarter Ended			Nine Months Ended
UNAUDITED (per BOE)	9/30/14	6/30/15	9/30/15	9/30/14	9/30/15
Lease Operating Expenses	$26.96	$31.75	$49.45	$26.67	$33.68
Property and Production Taxes	3.14	4.87	2.85	2.93	4.02
DD&A Expense	17.39	17.39	16.26	16.58	16.65
G&A Expense (1)	7.29	18.05	22.17	9.02	16.35
Adjusted G&A Expense (2)	8.91	14.24	18.72	11.07	12.73

(1)         Net of amounts capitalized and excluding non-cash share-based compensation costs and one-time severance costs.  See the end of this release for a reconciliation of G&A per BOE.

(2)         Net of amounts capitalized and excluding (i) non-cash share-based compensation costs, (ii) one-time general and administrative costs, (iii) restructuring costs, and (iv) production contributions from sold assets. See the end of this release for a reconciliation of G&A per BOE.

Third Quarter 2015 Capital Investment

Venoco’s third quarter 2015 capital expenditures for exploration, development and other spending were $13.8 million, including $9.8 million for drilling and rework activities, and the remaining $4.0 million for facilities, land, seismic, and capitalized G&A.

The majority of the company’s capital expenditures were incurred at the Sockeye field. During the quarter, the company continued drilling and completion activities off Platform Gail on two wells targeting the M2 zone. The first well was completed in September and the second well was completed in October.  The Company is continuing to perform downhole engineering operations to maximize the productive capabilities of each well.  The company expects to have further details regarding the drilling program in conjunction with its end of year 2015 SEC filings.

About the Company

Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties primarily in California.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms and operates several onshore properties in Southern California.

Forward-looking Statements

Statements made in this news release relating to Venoco’s future capital expenditures and development projects, anticipated results from new wells and all other statements except statements of historical fact, are forward-looking statements. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third parties, and a potential inability to complete transactions as anticipated. The company’s projects are subject to numerous operating, geological and other risks and may not be successful. All forward-looking statements are made only as of the date hereof and the company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the company’s operations and financial performance, and the forward-looking statements made herein, is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

For further information, please contact Zach Shulman, Investor Relations, (303) 583-1637; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.	/////

OIL AND NATURAL GAS PRODUCTION AND PRICES

	Quarter Ended			Quarter Ended			Nine Months Ended
UNAUDITED	6/30/15	9/30/15	% Change	9/30/14	9/30/15	% Change	9/30/14	9/30/15	% Change
Production Volume:
Oil (MBbls) (1)	396	250	-37%	642	250	-61%	1,978	1,161	-41%
Natural Gas (MMcf)	118	73	-38%	202	73	-64%	702	351	-50%
MBOE (2)	416	262	-37%	676	262	-61%	2,095	1,220	-42%
Daily Average Production Volume:
Oil (Bbls/d)	4,337	2,717	-37%	6,978	2,717	-61%	7,245	4,253	-41%
Natural Gas (Mcf/d)	1,303	793	-38%	2,196	793	-64%	2,571	1,286	-50%
BOE/d	4,554	2,849	-37%	7,344	2,849	-61%	7,674	4,467	-42%
Oil Price per Barrel Produced (in dollars):
Realized price	$49.50	$42.03	-15%	$87.84	$42.03	-52%	$92.74	$42.86	-54%
Realized commodity derivative gain (loss)	68.76	67.36	-2%	(2.14)	67.36	-3248%	(4.77)	50.76	-1164%
Net realized price	$118.26	$109.39	-8%	$85.70	$109.39	28%	$87.97	$93.62	6%
Natural Gas Price per Mcf (in dollars):
Realized price	$3.04	$3.33	10%	$4.98	$3.33	-33%	$5.51	$3.17	-42%
Realized commodity derivative gain (loss)	—	—	0%	0.11	—	0%	0.03	—	0%
Net realized price	$3.04	$3.33	10%	$5.09	$3.33	-35%	$5.54	$3.17	-43%
Expense per BOE (in dollars):
Lease operating expenses	$31.75	$49.45	56%	$26.96	$49.45	83%	$26.67	$33.68	26%
Property and production taxes	$4.87	$2.85	-41%	$3.14	$2.85	-9%	$2.93	$4.02	37%
Transportation expenses	$0.11	$0.21	91%	$0.08	$0.21	163%	$0.07	$0.12	71%
Depletion, Depreciation, and amortization	$17.39	$16.26	-6%	$17.39	$16.26	-6%	$16.58	$16.65	0%
General and administrative expense, net (3)	$16.92	$22.48	33%	$2.00	$22.48	1024%	$9.07	$16.06	77%
Interest expense	$47.90	$71.42	49%	$20.17	$71.42	254%	$19.06	$41.02	115%

(1) Amounts shown are oil production volumes for offshore properties and sales volumes for onshore properties (differences between onshore production and sales volumes are minimal). Revenue accruals are adjusted for actual sales volumes since offshore oil inventories can vary significantly from month to month based on pipeline inventories, and oil pipeline sales nominations.

(2)  BOE is determined using the ratio of one barrel of oil or natural gas liquids to six Mcf of natural gas.

(3) Net of amounts capitalized

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Quarter Ended		Nine Months Ended
UNAUDITED (In thousands)	6/30/15	9/30/15	9/30/14	9/30/15	9/30/14	9/30/15
REVENUES:
Oil and natural gas sales	$19,317	$10,646	$57,242	$10,646	$186,343	$49,712
Other Revenues	553	508	609	508	1,544	1,730
Total revenues	19,870	11,154	57,851	11,154	187,887	51,442
EXPENSES:
Lease operating expense	13,206	12,955	18,225	12,955	55,878	41,093
Property and production taxes	2,027	747	2,124	747	6,130	4,906
Transportation expense	46	54	51	54	157	147
Depletion, depreciation and amortization	7,234	4,260	11,759	4,260	34,729	20,315
Impairment	146,030	191,800	—	191,800	817	337,830
Accretion of asset retirement obligation	514	525	629	525	1,852	1,536
General and administrative, net of amounts capitalized	7,037	5,890	1,352	5,890	19,004	19,597
Total expenses	176,094	216,231	34,140	216,231	118,567	425,424
Income (loss) from operations	(156,224)	(205,077)	23,711	(205,077)	69,320	(373,982)
FINANCING COSTS AND OTHER:
Interest expense, net	19,926	18,711	13,635	18,711	39,926	50,048
Amortization of deferred loan costs	1,480	973	887	973	2,583	3,060
Loss (gain) on extinguishment of debt	(67,515)	—	—	—	—	(67,515)
Realized commodity derivative losses (gains)	(27,228)	(16,839)	1,355	(16,839)	9,410	(58,932)
Unrealized commodity derivative losses (gains) for changes in fair value and amortization of derivative premiums	36,933	(4,600)	(31,691)	(4,600)	(22,931)	34,293
Total financing costs and other	(36,404)	(1,755)	(15,814)	(1,755)	28,988	(39,046)
Income (loss) before taxes	(119,820)	(203,322)	39,525	(203,322)	40,332	(334,936)
Income tax provision (benefit)	—	—	—	—	—	—
Net income (loss)	$(119,820)	$(203,322)	$39,525	$(203,322)	$40,332	$(334,936)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

UNAUDITED ($ in thousands)	12/31/14	9/30/15
ASSETS
Cash and cash equivalents	$15,455	$94,708
Restricted funds	—	79,588
Accounts receivable	14,912	9,979
Inventories	3,370	3,329
Other current assets	4,715	4,088
Commodity derivatives	48,298	37,240
Total current assets	86,750	228,932
Property, plant & equipment, net	488,514	152,716
Commodity derivatives	29,793	6,558
Deferred loan costs	7,128	11,353
Other	4,069	4,277
TOTAL ASSETS	$616,254	$403,836
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$20,535	$24,188
Interest payable	17,329	8,814
Share based compensation	2,236	191
Total current liabilities	40,100	33,193
LONG-TERM DEBT	565,000	691,389
ASSET RETIREMENT OBLIGATIONS	30,351	33,076
SHARE BASED COMPENSATION	648	463
Total liabilities	636,099	758,121
Total stockholders’ equity (deficit)	(19,845)	(354,285)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$616,254	$403,836

GAAP RECONCILIATIONS

Adjusted Earnings and Adjusted EBITDA

In addition to net income (loss) determined in accordance with GAAP, we have provided in this release our Adjusted Earnings and Adjusted EBITDA for recent periods.  Both Adjusted Earnings and Adjusted EBITDA are non-GAAP financial measures that we use as supplemental measures of our performance.

We define Adjusted Earnings as net income (loss) before the effects of the items listed in the table below.  We calculate the tax effect of reconciling items by re-performing our period-end tax calculation excluding the reconciling items from earnings.  The difference between this calculation and the tax expense/benefit recorded for the period results in the tax effect disclosed below.  We believe that Adjusted Earnings facilitates comparisons to earnings forecasts prepared by stock analysts and other third parties. Such forecasts generally exclude the effects of items that are difficult to predict or to measure in advance and are not directly related to our ongoing operations.

We define Adjusted EBITDA as net income (loss) before the effects of the items listed in the table below.  Because the use of Adjusted EBITDA facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business.

We present Adjusted Earnings and Adjusted EBITDA because we consider them to be important supplemental measures of our performance.  Neither Adjusted Earnings nor Adjusted EBITDA is a measurement of our financial performance under GAAP and neither should be considered as an alternative to net income (loss), operating income or any other performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the Adjusted Earnings or Adjusted EBITDA amounts shown are comparable to similarly named measures disclosed by other companies.

	Quarter Ended			Nine Months Ended
UNAUDITED ($ in thousands)	9/30/14	6/30/15	9/30/15	9/30/14	9/30/15
Adjusted Earnings Reconciliation
Net Income (loss)	$39,525	$(119,820)	$(203,322)	$40,332	$(334,936)
Plus:
Unrealized commodity derivative losses (gains) for changes in fair value - exclusive of amortization of derivative premiums	(32,895)	36,017	(5,515)	(26,543)	31,547
Impairment	—	146,030	191,800	817	337,830
Loss (gain) on extinguishment of debt	—	(67,515)	—	—	(67,515)
Tax effects	—	—	—	—	—
Adjusted Earnings	$6,630	$(5,288)	$(17,037)	$14,606	$(33,074)

	Quarter Ended			Nine Months Ended
UNAUDITED ($ in thousands)	9/30/14	6/30/15	9/30/15	9/30/14	9/30/15
Adjusted EBITDA Reconciliation
Net income (loss)	$39,525	$(119,820)	$(203,322)	$40,332	$(334,936)
Interest expense	13,635	19,926	18,711	39,926	50,048
Depletion, depreciation and amortization	11,759	7,234	4,260	34,729	20,315
Impairment	—	146,030	191,800	817	337,830
Accretion of asset retirement obligation	629	514	525	1,852	1,536
Amortization of deferred loan costs	887	1,480	973	2,583	3,060
Loss (gain) on extinguishment of debt	—	(67,515)	—	—	(67,515)
Non-cash share-based compensation expense	(4,801)	(362)	237	(3,891)	(65)
Restructuring Costs	—	1,585	904	—	4,418
One-time general and administrative	—	—	—	3,024	—
Unrealized commodity derivative losses (gains) for changes in fair value and amortization of derivative premiums	(31,691)	36,933	(4,600)	(22,931)	34,293
Adjusted EBITDA	$29,943	$26,005	$9,488	$96,441	$48,984

We also provide per BOE G&A expenses excluding the items set forth in the table below.  We believe that these non-GAAP measures are useful in that the items excluded do not represent cash expenses directly related to our ongoing operations.  These non-GAAP measures should not be viewed as an alternative to per BOE G&A expenses as determined in accordance with GAAP.

	Quarter Ended			Nine Months Ended
UNAUDITED ($ in thousands, except per BOE amounts)	9/30/14	6/30/15	9/30/15	9/30/14	9/30/15
G&A per BOE Reconciliation

G&A expense	$1,352	$7,037	$5,890	$19,004	$19,597
Less:
Non-cash share-based compensation expense	3,574	470	(82)	2,924	350
One-time general and administrative	—	—	—	(3,024)	—
G&A Expense Excluding Share-Based Comp and One-Time General and Administrative	4,926	7,507	5,808	18,904	19,947
MBOE	676	416	262	2,095	1,220
G&A Expense per BOE Excluding Share-Based Comp and One-Time General and Administrative	$7.29	$18.05	$22.17	$9.02	$16.35
MBOE excluding production from sold assets	553	416	262	1,707	1,220
G&A Expense per BOE Excluding Non-Cash Share-Based Comp and One-Time General and Administrative-Excluding Production from Sold Assets	$8.91	$18.05	$22.17	$11.07	$16.35

G&A Expense Excluding Share-Based Comp and One-Time General and Administrative	4,926	7,507	5,808	18,904	19,947
Less:
Restructuring Costs	—	(1,585)	(904)	—	(4,418)
G&A Expense Excluding Share-Based Comp and One-Time General and Administrative and Restructuring Costs	4,926	5,922	4,904	18,904	15,529
MBOE excluding production from sold assets	553	416	262	1,707	1,220
G&A Expense per BOE Excluding Non-Cash Share-Based Comp and One-Time General and Administrative and Restructuring Costs - Excluding Production from Sold Assets	$8.91	$14.24	$18.72	$11.07	$12.73

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